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                                                                  EXHIBIT 23(F)

                                 [Letterhead]

                               February 19, 1998

We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of NCF Financial Corporation included as Appendix C to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Ferguson and Company




                                          Charles M. Hebert
                                          Principal